                                                                     EXHIBIT 4.8


         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                                HAWK CORPORATION

                            12% SENIOR NOTE DUE 2006

CUSIP No.: ___________

No. __________                                                       $________

         HAWK CORPORATION, a Delaware corporation (the "Company", which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of __________ on December 1, 2006.

         Interest Payment Dates:  June 30 and December 31

         PIK Interest Payment Dates: March 31 (or earlier under certain circumstances) and August 14 (or earlier under certain circumstances)

         Record Dates:  June 15 and December 15

         PIK Record Date: the date 15 days prior to the applicable PIK Interest Payment Date

         Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                 HAWK CORPORATION

                                 By:____________________________________
                                      Name:
                                      Title:

Attested to by:

_______________________________________
Name:
Title:


                          CERTIFICATE OF AUTHENTICATION

This is one of the 12% Senior Notes due 2006 referred to in the within-mentioned Indenture.

                                    HSBC BANK USA, as Trustee

                                    By: ____________________________________
                                               Authorized Officer

Date of Authentication:_________________

                              (REVERSE OF SECURITY)

                            12% Senior Note due 2006

         1. INTEREST. HAWK CORPORATION, a Delaware corporation (the "Company"), promises to pay cash interest on the principal amount of this Note at the rate per annum shown above. Cash interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October _____, 2002. The Company will pay cash interest semi-annually in arrears on each Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

         Under certain circumstances set forth in the Indenture, the Company may be required to pay additional interest on this Note to the holder of record on the applicable PIK Record Date. Such additional interest shall be payable in the form of an Additional PIK Note that is identical in all respects to this Note and dated as of, and starts accruing interest on, the first day of the PIK Accrual Period in which the applicable PIK Interest Payment Date occurs. Notwithstanding the foregoing, if the Company is required to pay any such additional interest in a denomination less than $1,000, then the Company, may, at its option, pay such additional interest by making cash payments in the amount of any Additional PIK Note that would be required pursuant to the Indenture.

         The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful, from time to time on demand at the Default Rate.

         2. METHOD OF PAYMENT. The Company shall pay cash interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. Any Additional PIK Notes shall be issued and delivered to each Holder at the Company's expense on or as soon as practicable (and in any event within 10 days) after the applicable PIK Interest Payment Date.

         3. PAYING AGENT AND REGISTRAR. Initially, HSBC Bank USA (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

         4. INDENTURE. The Company issued the Notes under an indenture, dated as of October _____, 2002 (the "Indenture"), between the Company, the Guarantors named therein (the "Guarantors") and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 12% Senior Notes due 2006. The Notes are limited in aggregate principal amount to $100,000,000. All of the Notes need not be issued at the same time and, unless otherwise provided, a previous issuance of Notes may be reopened, without notice to or the consent of any Holder, for issuance of Additional Notes of the same tranche, and the Additional Notes will be consolidated and form a single tranche with the previously issued Notes. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Section Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured senior obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

         5. NOTE GUARANTEES. To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed such obligations on a senior unsecured basis pursuant to the terms of the Indenture. The Note Guarantees are general unsecured senior obligations of the Company.

         6. OPTIONAL REDEMPTION. The Notes (including any Additional PIK Notes that would be issuable on the next PIK Interest Payment Date pursuant to Section
2.3 of the Indenture) are redeemable, at the Company's option, in whole or in part, at any time on and after December 1, 2002 at the redemption prices (expressed as percentages of the principal amount of the Notes) if redeemed during the twelve-month period commencing on December 31 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the Redemption Date:

                   Year                                 Percentage
                   ----                                 ----------

                   2002                                 105.000%
                   2003                                 102.500%
                   2004 and thereafter                  100.000%

         The Notes are not entitled to the benefit of any sinking fund.

         7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part.

         Except as set forth in the Indenture, if monies for the redemption of the Notes (including any Additional PIK Notes that would be issuable on the next PIK Interest Payment Date pursuant to Section 2.3 of the Indenture) called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

         8. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

         9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000, or in such other denominations as the Company may elect. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it for all purposes.

         11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes (including any amounts in U.S. Legal Tender required to redeem or purchase any Additional PIK Notes that would be issuable on the next PIK Interest Payment Date) to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

         13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and any past Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect the rights of any Holder of a Note.

         14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries to, among other things, incur additional Indebtedness, make Restricted Payments or Restricted Investments, create or incur Liens, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and issue Preferred Stock of Restricted Subsidiaries, and on the ability of the Company and the Restricted Subsidiaries to merge or consolidate with any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Subsidiaries. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.6 of the Indenture, the Company must annually report to the Trustee on compliance with such limitations.

         15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor, subject to certain exceptions, will be released from those obligations.

         16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest when due, for any reason or a Default in compliance with Article V of the Indenture) if it determines that withholding notice is in their interest.

         17. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Subsidiaries or their respective Affiliates as if it were not the Trustee.

         18. NO RECOURSE AGAINST OTHERS. No stockholder, director, officer, employee or incorporator, as such, of the Company or any Guarantor shall have any liability for any obligation of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

         19. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

         20. GOVERNING LAW. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of Ohio, as applied to contracts made and performed within the State of Ohio without regard to principles of conflict of laws.

         21. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, OH 44114, Attn: Vice President - Finance.

                                    GUARANTEE

         The Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each hereinafter referred to as a "Guarantor," which term includes any successor person under the Indenture) have unconditionally guaranteed on a senior unsecured basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of, premium and interest (including interest payable in the form of Additional PIK Notes) on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         No stockholder, officer, director, employee or incorporator, as such, past, present or future, of any Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

         The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be signed manually or by facsimile by the respective parties' duly authorized officers.


                               GUARANTORS:

                               ALLEGHENY CLEARFIELD, INC.

                               By:
                                   --------------------------
                                    Name:
                                    Title:


                               FRICTION PRODUCTS CO.

                               By:
                                   --------------------------
                                    Name:
                                    Title:

                               HAWK MIM, INC.

                               By:
                                   --------------------------
                                    Name:
                                    Title:


                               HAWK MOTORS, INC.

                               By:
                                   --------------------------
                                    Name:
                                    Title:


                               HAWK PRECISION COMPONENTS GROUP, INC.

                               By:
                                   --------------------------
                                    Name:
                                    Title:


                               HELSEL, INC.

                               By:
                                   --------------------------
                                    Name:
                                    Title:


                               LOGAN METAL STAMPINGS, INC.

                               By:
                                   --------------------------
                                    Name:
                                    Title:


                               NET SHAPE TECHNOLOGIES LLC

                               By:
                                   --------------------------
                                    Name:
                                    Title:


                               QUARTER MASTER INDUSTRIES, INC.

                               By:
                                   --------------------------
                                    Name:
                                    Title:

                               S.K. WELLMAN HOLDINGS, INC.

                               By:
                                   --------------------------
                                    Name:
                                    Title:


                               S.K. WELLMAN CORP.

                               By:
                                   --------------------------
                                    Name:
                                    Title:


                               SINTERLOY CORPORATION

                               By:
                                   --------------------------
                                    Name:
                                    Title:


                               TEX RACING ENTERPRISES, INC.

                               By:
                                   --------------------------
                                    Name:
                                    Title:

                                 ASSIGNMENT FORM

         If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Note to:

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------
 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ___________________________________________, agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated: __________________ ___, _____  Signed: _________________________________
                                              (sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee: __________________________________________________________

(Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                  Section 4.15  [__]
                  Section 4.16  [__]

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$____________________

Dated: __________________ ___, _____ Signed: __________________________________
                                             NOTICE: The signature on this
                                             assignment must correspond with the
                                             name as it appears upon the face of
                                             the within Note in every particular
                                             without alteration or enlargement
                                             or any change whatsoever and be
                                             guaranteed.

Signature Guarantee: __________________________________________________________

(Signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.)